Exhibit 99.1

Seagate Announces Exchange Offers for Certain Outstanding Debt Securities

FREMONT, CA - June 3, 2020 - Seagate HDD Cayman (the “Company”), a subsidiary of Seagate Technology plc (NASDAQ: STX), today announced the commencement of exchange offers (each, an “Exchange Offer” and together, the “Exchange Offers”) to certain eligible holders of the Company’s outstanding debt securities listed in the table below (together, the “Existing Notes” and each a “series” of Existing Notes) to exchange Existing Notes for up to $500,000,000 in aggregate principal amount of the Company’s new senior notes due 2029 (the “New Notes”). The complete terms of the New Notes are set forth in a confidential offering memorandum, dated today (the “Offering Memorandum”), and the related letter of transmittal, dated today (together with the Offering Memorandum, the “Offering Documents”).

The aggregate principal amount of New Notes to be issued pursuant to the Exchange Offers will be subject to a maximum amount of up to $500,000,000 in aggregate principal amount (the “New Issue Cap”). In addition, the principal amount of each series of Existing Notes that is accepted pursuant to the Exchange Offers will be subject to the “Acceptance Priority Level” (in numerical priority order) and an “Exchange Cap”, each as set forth in the table below and as further described in the Offering Documents.

The following table sets forth certain information regarding the Notes and the Exchange Offers:

CUSIP Numbers	Existing Notes	Principal Amount Outstanding	Exchange Cap (Principal Amount)	Acceptance Priority Level(1)(2)	Reference U.S. Treasury	Bloomberg Reference Page	Fixed Spread (bps)	Early Exchange Premium(3)(4)
81180WAL5	4.750% Senior Notes due 2025	$749,996,000	$275,000,000	1	0.250% due May 31, 2025	FIT1	215	$50
81180WAR2	4.875% Senior Notes due 2027	$690,426,000	$300,000,000	2	0.625% due May 15, 2030	FIT1	250	$50

1.

All Existing Notes of a series tendered for exchange in the Exchange Offers on or before the Early Exchange Date (as defined below) will have priority over any Existing Notes of such series that are tendered for exchange after the Early Exchange Date and on or before the Expiration Date (as defined below).

2.	Acceptance of the Existing Notes of each series is subject to the Acceptance Priority Level, relevant Exchange Cap and the New Issue Cap set forth above.
3.	Per $1,000 principal amount of Existing Notes.
4.

Holders who validly tender Existing Notes after the Early Exchange Date but on or before the Expiration Date will not be eligible to receive the “Early Exchange Premium” of $50 principal amount of New Notes for each $1,000 principal amount of Existing Notes validly tendered and not validly withdrawn.

If the aggregate principal amount of Existing Notes of a series validly tendered on or before the Early Exchange Date constitutes a principal amount of Existing Notes of such series that, if accepted by the Company, would result in it issuing New Notes having an aggregate principal amount equal to or in excess of the New Issue Cap or will exceed the applicable Exchange Cap, the Company will not accept any Existing Notes of such series tendered for exchange after the Early Exchange Date (even if they are of Acceptance Priority Level 1). If acceptance of all validly tendered Existing Notes of a series on the Early Exchange Date or the Expiration Date, as applicable, would be in excess of the relevant Exchange Cap or result in the Company issuing New Notes having an aggregate principal amount in excess of the New Issue Cap, the tendered Existing Notes of such series will be accepted subject to proration as described in the Offering Documents.

Each Exchange Offer will expire at 11:59 p.m., New York City time, on June 30, 2020, unless extended by the Company (such date and time, as may be extended, the “Expiration Date”). Tenders of Existing Notes may be withdrawn at any time at or prior to 5:00 p.m., New York City time, on June 16, 2020, unless extended by the Company (such date and time, as may be extended, the “Withdrawal Deadline”), but will thereafter be irrevocable, except in certain limited circumstances where additional withdrawal rights are required by law.

Holders of Existing Notes that are validly tendered at or prior to 5:00 p.m., New York City time, on June 16, 2020 (the “Early Exchange Date”) and accepted for exchange will receive the applicable “Total Exchange Consideration” (as defined below) which includes an early exchange premium of $50 of New Notes per $1,000 principal amount of Existing Notes validly tendered and not validly withdrawn (the “Early Exchange Premium”). Holders who validly tender their Existing Notes after the Early Exchange Date and on or prior to the Expiration Date will only receive the applicable “Exchange Consideration” (as defined below) per $1,000 principal amount of any such Existing Notes that are accepted for exchange. The Company will not receive any cash proceeds from the Exchange Offers.

The “Total Exchange Consideration” (calculated at the Pricing Date (as defined below)) for the Existing Notes of a series validly tendered on or prior to the Early Exchange Date, and not validly withdrawn at or prior to the Withdrawal Deadline, is equal to the discounted value (calculated as set forth in the Offering Documents) on the Early Settlement Date (as defined below) of the remaining payments of principal and interest (excluding accrued interest) per $1,000 principal amount of such series of Existing Notes through the applicable maturity date or par call date (as applicable) of such Existing Notes, using a yield equal to the sum of: (x) the bid-side yield on the applicable Reference U.S. Treasury Security set forth with respect to each series of Existing Notes in the table above plus (y) the applicable fixed spread set forth with respect to each such series of Existing Notes in the table above. The Total Exchange Consideration includes the Early Exchange Premium.

The “Exchange Consideration” for the Existing Notes of a series validly tendered after the Early Exchange Date but on or prior to the Expiration Date is equal to the applicable Total Exchange Consideration minus the applicable Early Exchange Premium.

The “Pricing Date” will be 10:00 a.m., New York City time, on June 17, 2020, unless the Early Exchange Date is extended, in which case a new Pricing Date may be established with respect to the Exchange Offers. In the event that the Early Exchange Date is not extended, the Pricing Date will remain the same.

In addition to the Total Exchange Consideration or Exchange Consideration, as applicable, holders of Existing Notes of a series that are accepted for exchange will receive a cash payment representing (i) all or a portion of the accrued and unpaid interest to, but not including the applicable settlement date and (ii) amounts due in lieu of any fractional amounts of New Notes. The settlement date for Existing Notes that are validly tendered and not validly withdrawn on or prior to the Early Exchange Date and accepted for purchase will be promptly following the Early Exchange Date (the “Early Settlement Date”). The “Final Settlement Date” will be promptly following the Expiration Date and is expected to be July 2, 2020, which is the second business day following the Expiration Date.

The New Notes will mature on June 1, 2029 and will bear interest at a rate per annum equal to (a) the yield, rounded to three decimal places when expressed as a percentage and calculated in accordance with standard market practice, that corresponds to the bid-side price of the 0.625% United States Treasury due May 15, 2030 as of the Pricing Date as displayed on the Bloomberg Government Pricing Monitor page FIT1 (or any recognized quotation source selected by the Company in its sole discretion if such quotation report is not available or is manifestly erroneous), plus (b) a fixed spread of 335 basis points.

The Company’s obligation to accept for exchange the Existing Notes validly tendered in each Exchange Offer is subject to the satisfaction or waiver of certain conditions as described in the Offering Documents and the Company reserves the right to terminate any Exchange Offer for any reason or for no reason.

The Exchange Offers are only made, and copies of the Offering Documents will only be made available, to a holder of Existing Notes who has certified in an eligibility letter certain matters to the Company, including its status as a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or a person other than a “U.S. person” as defined in Rule 902 under the Securities Act. Holders of Existing Notes who desire access to the electronic eligibility form should contact Global Bondholder Services Corp. at (866) 470-4300 (toll-free) or (212) 430-3774 (banks and brokers) or visit https://gbsc-usa.com/eligibility/seagate.

This press release does not constitute an offer or a solicitation by the Company to participate in the Exchange Offers and does not constitute an offer to sell or a solicitation of an offer to buy the New Notes, nor shall there be any sale of the New Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. If and when issued, the New Notes to be issued have not been and will not be registered under the Securities Act, or applicable state securities laws, and may not be offered or sold in the United States absent registration except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

About Seagate

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Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical fact. Forward-looking statements include, among other things, statements about the New Notes and the Exchange Offers. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties and other factors may be beyond the Company’s control and may pose a risk to the Company’s operating and financial condition. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on, and which speak only as of, the date hereof. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, unless required by applicable law.